QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-134049) of our report dated May 11, 2006 relating to the consolidated financial statements of BreitBurn Energy Company LLC and of our report dated May 11, 2006, except for the last paragraph of Note 8, as to which the date is August 15, 2006, relating to the consolidated financial statements of BreitBurn Energy Company LP and of our report dated August 15, 2006 relating to the financial statements of BreitBurn GP LLC and of our report dated August 15, 2006 relating to the financial statements of BreitBurn Energy Partners L.P. , which appear in Amendment No. 3 to the Registration Statement. We also consent to the references to us under the heading 'Experts' in Amendment No. 3 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
September 15, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM